UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 14, 2007

CHINA RECYCLING ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-12536	90-0093373
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

0000721693	4911-Electric Services	06628887
(Central Index Key)	(Standard Industrial Classification)	(Film Number.)

429 Guangdong Road

Shanghai 200001

People’s Republic of China

 (Address of principal executive offices, including zip code)

(86-21) 6336-8686

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On this Form 8-K current report, the registrant, China Recycling Energy Corporation, is hereinafter referred as "we", or "Company", or "CREG".

On November 14, 2007, Company entered into an Assets Transfer and Share Issuance Agreement ("Agreement A") with Hanqiao Zheng, the President and major shareholder of Company, and Shanghai TCH Energy Technology Co. Ltd ("TCH"), the wholly owned subsidiary of the Company. Under Agreement A, Hanqiao Zheng assigned and transferred to Company two TRT systems ("Invested Assets") owned by him as capital investment. The total value of the Invested Assets is $ 9,677,420. In exchange for the Invested Assets, Company issued to Hanqiao Zheng 7,867,821 shares of common stocks of Company, at the price of $ 1.23 per share. Under the same Agreement A, Company subsequently sold and transferred to TCH the aforementioned Invested Assets for a total price of $ 9,677,420

Also on November 14, 2007, Company entered into a Share Purchase Agreement ("Agreement B") with Hanqiao Zheng. Under Agreement B, Hanqiao Zheng made into Company a cash investment of $ 4,032,258 and, in exchange for the said cash investment, Company issued to Hanqiao Zheng 3,278,259 shares of common stocks of Company, at the price of $1.23 per share.

As the result of Agreement A and Agreement B, Hanqiao Zheng acquired from Company in total 11,146,080 shares of common stock of Company, at the price of $1.23 per share. Company received from Hanqiao Zheng the total investments of $ 13,709,678 in form of two TRT systems and a cash investment.

Hanqiao Zheng is a citizen and resident of the People’s Republic of China. He is neither a U.S Person, as such term is defined in Rule 902(k) of Regulation S, nor located within the United States. This transaction also takes place outside of the United States. Therefore, this transaction is exempt from registration under the Securities Act of 1933 in reliance upon the exemption from registration pursuant to Regulation S of the rules and regulations promulgated by the Securities and Exchange Commission under the Securities Act of 1933.

The shares acquired by Hanqiao Zheng pursuant to Agreement A and Agreement B are "restricted shares" which have not been registered with SEC and the resale of which must be made in accordance with Regulation S, Rule 144, registration requirements of the Securities Act of 1933 or an available exemption.

Item 3.02 Unregistered Sales of Equity Securities

As described above in Item 1.01, pursuant to the Assets Transfer and Share Issuance Agreement ("Agreement A") and the Share Purchase Agreement ("Agreement B"), Hanqiao Zheng acquired from Company in total 11,146,080 shares of common stock of Company, at the price of $1.23 per share. Company received from Hanqiao Zheng the total investments of $ 13,709,678, in form of two TRT systems and a cash investment.

Hanqiao Zheng is a citizen and resident of the People’s Republic of China. He is neither a U.S Person, as such term is defined in Rule 902(k) of Regulation S, nor located within the United States. This transaction also takes place outside of the United States. Therefore, this transaction is exempt from registration under the Securities Act of 1933 in reliance upon the exemption from registration pursuant to Regulation S of the rules and regulations promulgated by the Securities and Exchange Commission under the Securities Act of 1933.

The shares acquired by Hanqiao Zheng pursuant to Agreement A and Agreement B are "restricted shares" which have not been registered with SEC and the resale of which must be made in accordance with Regulation S, Rule 144, registration requirements of the Securities Act of 1933 or an available exemption.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Assets Transfer and Share Issuance Agreement
10.2	Share Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Recycling Energy Corporation

Date: November 14, 2007	/s/Guangyu Wu
Guangyu Wu Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Assets Transfer and Share Issuance Agreement
10.2	Share Purchase Agreement